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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-71266 and 333-84616) of Kraft Foods Inc. (the "Company") and in the Company's Registration Statements on Form S-3 (File Nos. 333-67770, 333-86478, 333-101829 and 333-113620), of our reports dated February 2, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting and financial statement schedule, which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
March 11, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM